                                                                      Exhibit 99

[LOGO]

      HEINZ                                                         NEWS RELEASE
WORLD HEADQUARTERS

FOR RELEASE UPON RECEIPT

              HEINZ REPORTS ON GROWTH STRATEGY AT CAGNY CONFERENCE

Company On Track to Achieve Previously Stated Fiscal 2003 Financial Goals

SCOTTSDALE, Ariz, February 17, 2003 - The Chairman of the H. J. Heinz Company (NYSE: HNZ) today announced to members of the Consumer Analyst Group of New York (CAGNY) that Heinz is on track to achieve its key financial objectives for Fiscal 2003, ending April 30, including:

     -    Third quarter consensus earnings per share (EPS) of approximately
          $0.52;

     - Full-year EPS of $2.00-$2.05, excluding the businesses recently spun off to Del Monte Foods (see News Release of December 20, 2002) and the previously announced one-time after-tax charge of approximately $160 million expected as a result of the transaction.

          The company's Chairman, President and Chief Executive Officer William
R. Johnson also said Heinz remained committed to its previously announced targets for Fiscal 2004:

     - 8-10% EPS growth, despite the challenging economy and the anticipated impact of pension and health care cost increases;

     -    3-4% profitable Net Sales growth;

     -    6-8% Operating Income growth;

     -    $600-900 million in operating free cash flow.

          Addressing security analysts at the annual CAGNY conference, Mr. Johnson congratulated Heinz employees for the successful, on-schedule completion last December of the transformative transaction with Del Monte which was designed to make Heinz a more focused company and enable it to deliver consistent growth and improved shareholder value. He then reviewed key measures of the company's success relative to the goals it had established when the transaction was first announced on June 13, 2002.

     In terms of the transaction:

     - Heinz completed the complex spin-off/merger transaction on schedule on December 20, 2002;

     - The company affirmed its estimated one-time after tax charge of $160 million;

     - Heinz has received approximately $1.1 billion as a result of the transaction.

     In terms of top- and bottom-line objectives:

     - Heinz remains on-track to achieve its targeted Fiscal 2003 post-spin EPS of $2.00-2.05;

     - Heinz expects cumulative post-spin net sales to grow at least 7% in Fiscal 2003, to more than $8 billion, compared to a targeted 3-4% increase, reflecting favorable foreign exchange rates and good performance in a number of key European and developing markets;

     - The company expects to spend $150-200 million in additional marketing in Fiscal 2003 - aimed at both consumers and the retail trade, compared to a $100 million target.

     In terms of balance sheet and cash management:

     - The company will begin its reduced dividend payment at an annualized rate of $1.08 beginning April, as previously announced.

     - Heinz reduced Quick Operating Working Capital in the first six months of Fiscal 2003 to within the targeted range of 18-20% of sales.

     - Heinz limited capital expenditures for its post-spin businesses to 2% of net sales for the first half of Fiscal 2003, well within the 2.5% limit announced last June, and expects to remain within the 2.0%-2.5% range for the remainder of the year.

     - The company is simplifying its product mix and expects a 50% reduction in Stock Keeping Units (SKUs) in North America by the end of Fiscal 2003, including the results of the Del Monte transaction, and expects to eliminate another 20-25% globally.

"We told you that the spin-off would make us a different and better company long-term, and we expect our results to confirm it," said Mr. Johnson.

          In the first six months of Fiscal 2003, Mr. Johnson noted, Heinz's businesses have achieved: o 6% sales growth, driven largely by currency and good performance in key markets; o $363 million improvement in free cash flow, to nearly $500 million; o A 5-day improvement in the company's cash conversion cycle.

                            FOUR BUSINESS IMPERATIVES

     Heinz's chairman then detailed the four business imperatives that would help the company achieve its growth and performance goals.

     1. RESTORE PROFITABLE GROWTH through substantially differentiating Heinz's brands with innovation, superior quality, aggressive marketing and more competitive pricing.

          Heinz(R) is the company's premier brand, representing approximately $2.7 billion, or one-third of Heinz's projected Fiscal 2003 global sales. With leading share positions in North America and across 15 other countries, Heinz ketchup ranks as the world's favorite, Mr. Johnson said.

          Over the past two fiscal years, the Heinz brand has grown sales at a compound annual rate of approximately 3%, and the company expects continued growth as it focuses more of its resources on this iconic brand around the world. Mr. Johnson pointed to Fiscal 2004 growth targets for key Heinz-branded products, including 4-5% for U.S. ketchup and U.K. ketchup, salad cream, and infant foods, as well as nearly 4% in U.K. ready meals.

         Mr. Johnson observed that the post-spin Heinz will be "the most international U.S.-based food company, with approximately 60% of sales coming from outside the U.S." He pointed to "excellent progress" across Heinz's global markets, including:

               - Record market shares for Heinz(R)Ketchup in the U.S. (60%) and U.K. (72%);

               - 2-3% volume growth for Heinz's Italian infant feeding business in the first half of Fiscal 2003;

               - 4-6% sales growth for Heinz's Northern European businesses, led by the recently acquired Honig(R) and HAK(R) brands in the Netherlands;

               - Approximately 6% projected sales growth for Heinz Canada, which has recently announced a contract to supply Heinz(R) Ketchup to McDonald's(R) Canada;

               - Top line improvement and significantly improved supply chain in Australia and New Zealand;

               - Double-digit growth in Heinz's Asian businesses, reflecting a strategic acquisition in China, a 25% second-quarter sales increase by ABC(R) in Indonesia, and an anticipated 11% full-year net sales growth in India.

"In Asia, Heinz has one of the strongest, fastest-growing businesses among our peer group," Mr. Johnson observed. "We will conclude Fiscal 2003 with two $100 million-plus businesses, in Japan and Indonesia, and should have two more -- namely China and India -- by the end of Fiscal 2004, with a goal of at least six $100 million-plus countries in Asia by Fiscal 2005."

2. REMOVE THE CLUTTER by eliminating inefficient work, ensuring clear individual accountability, and reducing complexity in the workplace, portfolio, product line-up and supply chain. Mr. Johnson stated that Heinz had launched an initiative, led by a top-level executive team, to reduce cost and improve focus, execution and performance in the U.S., beginning in Fiscal 2004. He noted that Heinz has targeted 30% global SKU reduction by the end of Fiscal 2004.

3. SQUEEZE OUT COSTS by improving productivity and fixed expenses so that Heinz can concentrate every possible dollar on significant innovation and marketing initiatives. In addition to its capital spending limits, Mr. Johnson stated, the company plans to accelerate E-Sourcing and has charged its regional presidents with holding fixed expenses flat in Fiscal 2004.

4. MEASURE AND RECOGNIZE PERFORMANCE through development and use of Balanced Scorecards that gauge and recognize performance in both key financial and non-financial areas, including unit and dollar sales, profit margins, cash flow, administrative costs, inventory management, quality, employee safety, customer service and people development.

     "Heinz will enter Fiscal 2004 a far more focused company," Mr. Johnson said, "able to concentrate its full attention and marketing resources on the growth and development of its premier brands and businesses. We are making steady progress against our four strategic imperatives, which are designed to support the achievement of our key financial goals for Fiscal 2004."

                              IMPROVING PERFORMANCE

     Accompanying Mr. Johnson were two senior executives who will play pivotal roles in driving Heinz's strategy and achieving its financial goals. Neil Harrison, Executive Vice President and President and CEO of Heinz North America
(HNA), spoke about the initiatives underway to improve the focus, effectiveness and efficiency of Heinz's post-spin North American business.

     Mr. Harrison noted that the $3.4 billion Heinz's North American business -- which includes U.S. Ketchup, Condiments & Sauces, Frozen, Foodservice and Heinz's Canadian business -- are "proven growth drivers -- with now, I firmly believe, even greater future potential."

     HNA's sales and operating income have grown at a respective 8.1% and 10.4% compound annual rate between Fiscal 1998 and Fiscal 2002. Heinz's U.S. retail grocery business has leading shares in 7 out of 9 categories, Mr. Harrison stated, while the Canadian grocery business holds number-one positions in 6 out of 7 categories. Innovation is a major factor in HNA's growth and brand success, he observes, with almost 10% of Fiscal 2002 revenue coming from products that didn't exist three years ago.

     Mr. Harrison then outlined the key strategies for achieving HNA's post-spin growth objectives. The post-spin HNA is almost exclusively a branded food manufacturer, he observed, with seven $100 million brands, including the Heinz brand, which generates $1.2 billion of HNA's annual sales. "These core brands will be the focus of continuous quality improvement, product and packaging innovation -- with a particular emphasis on convenience and portability -- plus steadily increasing marketing investment," he said.

     HNA will focus on "winning at the point of purchase" through increased attention to retail execution, he said. This will be aided by HNA's narrower retail scope and fewer categories following the Del Monte transaction.

     Mr. Harrison pointed to opportunities for Heinz in emerging distribution channels, "especially convenience stores, gas stations and in-store delis," whose rapid growth is fueled by consumers' increasingly mobile lifestyle. "There are over 100,000 convenience stores and gas stations in the U.S., versus 31,000 supermarkets, and we at Heinz have barely scratched the surface of this growth driver -- but we will," he stressed.

     Margin growth is another key HNA strategy, using vigilant mix management, continuous productivity improvement and opportunistic pricing to improve margins in order to support greater marketing investment and fund research and development.

     Mr. Harrison referred to HNA's initiatives to simplify its post-spin business, noting significant reductions in the number of brands, SKUs, manufacturing plants, co-packers and distribution centers as a result of the Del Monte transaction. "By the end of this fiscal year, in North America, we'll be down to about 6,700 SKUs, with another 1,400 targeted for elimination over the next 9-12 months," he said.

     "HNA is in the midst of a fundamental change in the way we manage the business," Mr. Harrison said, referring to the initiative announced in January to improve the effectiveness and efficiency of Heinz's U.S. operations. "The result will be a far simpler and more focused organization -- with far sharper executional clarity and accountability -- and far more efficient processes."

     Mr. Harrison concluded: "Today, we're a simpler yet stronger business -- one far better able to focus on and execute our agenda, which is to drive sustained and more predictable growth."

                                 DRIVING GROWTH

     Kenneth "Casey" Keller, newly appointed Chief Growth Officer for Heinz, concluded the presentation with an overview of Heinz's strategy for driving top-line growth with a simplified, stronger portfolio of big brands. He pointed to the company's goals of 2% volume growth and 3-4% sales growth annually, which he said Heinz would work to achieve through a three-pronged growth strategy centered on:

          1.   Refocusing on big brands around the world;

          2. Leveraging and extending Heinz's channel expertise by expanding its presence in foodservice and mass merchandise retailers, along with entering fast-growing new opportunities in dollar stores and convenience stores;

          3.   Building scale in developing markets, particularly Asia.

     Mr. Keller noted that Heinz's top 15 brands account for 75% of the company's total sales, including the $2.7 billion Heinz brand. He referred to the success of Heinz's "Red Rocket" program, which revitalized Heinz(R) Ketchup through product and packaging differentiation (such as the highly popular Heinz(R) Easy Squeeze(TM) upside-down ketchup bottle), setting competitive, everyday price premiums, increasing and accelerating innovation (such as Heinz(R) EZ Squirt(TM) kids condiments), and marketing to consumers with creative advertising (as in the recently revamped "Anticipation" campaign).

     "The result of this strategy has been a home run for Heinz(R) Ketchup, which has grown sales at 6% on average since Fiscal 1999 and built market share 10 points to 60% in the U.S. and achieved record shares in Canada and the U.K.," he said.

     Heinz used this formula with similar success in the restaging of its Smart Ones(R) frozen entrees, Mr. Keller explained, making it a successful model for growth that Heinz plans to use to build its other power brands around the world.

     Mr. Keller concluded, "These are significant opportunities for Heinz that provide profitable, volume-driven growth in the coming years."


                                     # # #

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond the Heinz's control and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Uncertainties contained in such statements include, but are not limited to, the risk of the divestiture and spin-off transaction and its impact on the operations and financial performance of Heinz and the ability of Heinz to achieve its growth and other business goals. Other uncertainties include sales, earnings and volume growth, achieving cost savings programs, competitive conditions, production, energy, and raw material costs, the ability to maintain favorable supplier relationships, global economic and industry conditions, new product and packaging innovations, achievement of gross margins, success of marketing spending, currency valuations and fluctuations in these rates, the impact of e-commerce and e-procurement, supply chain efficiency and cash flow initiatives, unforeseen economic and political changes in international markets where Heinz competes and over which Heinz has no control, the ability to integrate acquisitions and joint ventures into existing operations and success of divestitures and business combinations, and other factors described in Heinz's Form 10-K for the fiscal year ended May 1, 2002, as updated from time to time by Heinz in its subsequent filings with the Securities and Exchange Commission (the "SEC"). Future dividends on Heinz stock at any level are subject, among other things, to certain legal requirements being met at the time of declaration. The forward-looking statements are and will be based on management's then current views and assumptions regarding future events and operating performance and speak only as of their dates. Heinz undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT HEINZ: H. J. Heinz Company is one of the world's leading producers and marketers of branded foods in ketchup, condiments, sauces, meals, soups, seafood, snacks and infant foods. Heinz is a global family of leading brands, including Heinz(R) ketchup, sauces, soups, beans, pasta and infant foods (representing nearly one-third of total sales), Ore-Ida(R) french fries, Boston Market(R) and Smart Ones(R) meals and Plasmon(R) baby food. Heinz's 50 companies have number-one or number-two brands in 200 countries, showcased by Heinz(R) Ketchup, the world's favorite ketchup. Information on Heinz is available at www.heinz.com/news.

                                      # # #

     CONTACT:  Media:
               Ted Smyth, 412-456-5780;
               Debbie Foster, 412-456-5778;
               Jack Kennedy, 412-456-5923;
               OR
               Investors:
               Jack Runkel, 412-456-6034